UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

Gazoo Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49995	98-0389183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 McCabe Way Irvine Ca, 92614-6243
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
949-379-1210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

(a)(b)(c) On October 13, 2009 the registrant Issued 4,000,000 of its common shares to Only Natures Finest, Inc. in return for approximately 88,000,000 common shares of Only Natures Finest, Inc.  The intention is that the registrant will end up with a 70% ownership interest of Only Natures Finest, Inc. with the exact number of shares to be transferred being  determined upon completion of due diligence by the registrant.

Only Natures Finest, Inc. is an eco friendly organization  that validates natural products to meet Only Nature’s 100% all natural standards, with a certification seal of approval. The company has developed and implemented a process to certify all ‘natural’ products in the food, nutraceutical, supplement, cosmetic, pets and body care fields.   Through a rigorous scientific process,  Only Nature’s Finest ‘certified natural’ product stamp of approval, will ensure the consumer that each certified product passes a good manufacturing practice, has evidence of a natural origin, and achieves all purity of ingredients necessary to pass final testing.

In addition, Only Natures Finest offers visitors, tthrough its web site, a content rich library assembled by its group of medical and scientific advisors, health scholars, and alternative health practioners from around the globe.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) and (b)   On October 9, 2009, the Board of Directors accepted Mr. Alan Miller’s voluntary resignation from his positions of  Director, President, Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant.  There were no disagreements or misunderstandings relating to the Registrant’s operations, policies or practices between the Board and Mr. Miller leading to his resignation.

(c)(1)      On October 9, 2009, Chip Hackley was appointed Chief Executive Officer of the Registrant and Lewis Kurtz was appointed Secretary..

(c)(2)      Mr. Hackley, age 38, holds a Masters of Business Administration, Finance from Colorado State University.  He was an analyst, asset manager, and head trader for Westcreek Management and J.G. Capital Trading from 1993 through 2007.   Since 2002, as owner and president, at Highland Capital Management, and with JBlue Realestate Services as an owner and vice president, he has focused on all aspects of apartment and single family property management; including owning in excess of 500 units and building a property management services organization to administer in excess of 2,500 apartments.

Mr. Kurtz, age 80, began his career with a ten year stint at the international accounting firm of Pannel, Kerr, Foster, followed by twenty five years as a financial consultant with his own firm, L.G. Kurtz Associates.  After retiring from L.G.Kurtz Associates he served as vice-president of operations for Tenny Corporation, a public company; executive vice president King’s Castle and Bonanza; CFO of Everlast Filtration, a public company; controller of Caesar’s Palace; and president of the Nevada Hotel Accountant’s Association.  As an instructor at the University of Nevada, Las Vegas, Mr. Kurtz lectured, for several years, on the subjects of gamining, real estate acquisitions and disposals, and real estate valuation.  He also participated as a lead consultant in the disposition of a number of major Las Vegas properties.   He now serves on the boards of several companies and provides financial consulting on an as needed basis.

(c)(3)      No compensation arrangement has been entered into with respect to either Mr. Hackley or Mr. Kurtz although it is anticipated that when the company achieves profitability they will be compensated for their contributions..

(d)(4)      Please refer to the information previously stated in paragraph (c)(2) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gazoo Energy Group, Inc.
(Registrant)
Date: October 13, 2009

/s/ Chip Hackley
Chip Hackley, Chief Executive Officer